Ex-99.2 a)

March 21, 2003

Deloitte & Touche LLP
Suite 2801, One Independent Drive
Jacksonville, Florida 32202

As of and for the years ended December 31, 2002, Alliance Mortgage Company and subsidiaries (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for the same period, the Company had in effect fidelity and errors and omissions insurance coverage in the amounts of $15,000,000 and $15,000,000, respectively.

                                          /s/ Gary A. Meeks
                                          ------------------------------------
                                          Gary A. Meeks
                                          Chairman and Chief Executive Officer

                                          /s/ Blake Wilson
                                          ------------------------------------
                                          Blake Wilson
                                          Executive Vice President
                                          Chief Financial Officer

                                          /s/ Michael C. Koster
                                          ------------------------------------
                                          Michael C. Koster
                                          Executive Vice President
                                          Loan Administration




Ex-99.2 b)

                                                                 BANK OF AMERICA



                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS

March 7, 2003

As of and for the year ended December 31, 2002, BA Mortgage LLC, and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $400,000,000 and $475,000,000 respectively.



/s/ Kevin M. Shannon                                 /s/ H. Randall Chestnut
-----------------------------                        ---------------------------
Kevin M. Shannon                                     H. Randall Chestnut
President                                            Senior Vice President
Consumer Real Estate                                 Bank of America, N.A.
Bank of America, N.A.


/s/ David H. Rupp                                 /s/ Gary K. Bettin
-----------------------------                     ---------------------------
David H. Rupp                                     Gary K. Bettin
Senior Vice President                             Senior Vice President and
Bank of America, N.A.                             National Servicing Executive
                                                  Bank of America, N.A.


/s/ J. Mark Hanson
-----------------------------
J. Mark Hanson
Senior Vice President
Bank of America, N.A..

Ex-99.2 c)

As of and for the year ended December 31, 2002, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $120 million and $20 million, respectively.

Cendant Mortgage Corporation


/s/ Terence W. Edwards
-----------------------------
Terence W. Edwards
President and Chief Executive Officer


/s/ Mark Danahy
-----------------------------
Mark Danahy
Senior Vice President & Chief Financial Officer


/s/ Martin L. Foster
-----------------------------
Martin L. Foster
Senior Vice President - Loan Servicing

Ex-99.2 d)

                  Management's Assertion Concerning Compliance
                      with USAP Minimum Servicing Standards

March 19, 2003

As of and for the year ended December 31, 2002, Chase Manhattan Mortgage Corporation ("CMMC") and Chase Mortgage Company ("CMC') and their subsidiaries (collectively, the "Croup") have complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Group had in effect fidelity bond and errors and omissions policy in the amounts of $250,000,000 and $25,000,000 respectively.





/s/ Steve Rotella                             /s/ Terry L. Gentry
-----------------------------                 ----------------------------------
Steve Rotella                                 Terry L. Gentry
Chief Executive Officer                       Senior Vice President of Servicing




/s/ Glenn Mouridy                             /s/ Lucy Gambino
-----------------------------                 ----------------------------------
Glenn Mouridy                                 Lucy Gambino
Executive Vice President of Servicing         Vice President of Risk Management


Ex-99.2 e)

      MANAGEMENT'S ASSERTION ON COMPLIANCE WITH MINIMUM SERVICING STANDARDS SET FORTH IN THE UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS

                              REPORT OF MANAGEMENT


We, as members of management of Dovenmuehle Mortgage, Inc. (DMI), are responsible for complying with the minimum servicing standards as set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE

ATTESTATION PROGRAM FOR MORTGAGE BANKERS (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these standards. We have performed an evaluation of DMI's compliance with the minimum servicing standards as set forth in the USAP as of December 31, 2002 and for the year then ended. Based on this evaluation, we assert that during the year ended December 31, 2002, DMI complied, in all material respects, with the minimum servicing standards set forth in the USAP.

As of and for this same period, DMI had in effect a fidelity bond and errors and omissions policy in the amount of $35,000,000.

                                                     /s/ William A. Mynatt, Jr.
                                                     --------------------------
                                                     William A. Mynatt, Jr.
                                                     President


                                                     /s/ Glen Braun
                                                     --------------------------
                                                     Glen Braun
                                                     Vice President, Accounting



February 28, 2003


Ex-99.2 f)

[1st Nationwide Mortgage logo and address]

                              Management Assertion
                              --------------------

As of and for the year ended December 31, 2002, First Nationwide Mortgage Corporation (the Company) complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of November 6, 2002, and for the period from January 1, 2002 to November 6, 2002, the Company had in effect fidelity bond and errors and omissions policies in the amount of $125 million and $120 million, respectively. As of December 31, 2002 and for the period from November 7, 2002 to December 31, 2002, the Company had in effect fidelity bond and errors and omissions policies in the amount of $100 million and $50 million, respectively.



/s/ Debbie Mace
------------------------
Debbie Mace
SVP



4/09/03
------------------------
Date

Ex-99.2 g)

                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                      WITH USAP MINIMUM SERVICING STANDARDS


March 7, 2003

As of and for the year ended December 31, 2002, GMAC Mortgage Corporation and its subsidiaries (the "Company") have complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS ("USAP") except as follows: Section V - Mortgagor Loan Accounting requires that interest on escrow accounts shall be paid or credited to mortgagors in accordance with the applicable state laves. The Company failed to utilize the appropriate interest rate on escrow accounts required by the state of Oregon during the year.

As of and for this same period, the Company had in effect fidelity bond and errors and omissions policy in the amounts of $400,000,000 and $400,000,000, respectively.



/s/ David Applegate
-------------------------------------
David Applegate
Chief Executive Officer
GMAC Residential Holding Corp



/s/ Ralph Hall
-------------------------------------
Ralph Hall
Chief Operating Officer
GMAC Residential Holding Corp


Ex-99.2 h)


As of and for the year ended December 31, 2002, Washington Mutual, Inc and subsidiaries (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $110 million and $20 million, respectively.

/s/ Craig S. Davis
-------------------------------------
Craig S. Davis
President
Home Loans & Insurance Services Group

/s/ Anthony T. Meola
-------------------------------------
Anthony T. Meola
Executive Vice President
Home Loans & Insurance Services Group

February 18, 2003

Ex-99.2 i)

Wells Fargo
Home Mortgage     (logo)

1 Home Campus
Des Moines, IA 50328-0001


Management Assertion

As of and for the year ended December 31, 2002, Wells Fargo Home Mortgage Inc. has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Wells Fargo Home Mortgage Inc. had in effect a fidelity bond along with an errors and omissions policy in the amounts of $100 million and $20 million, respectively.

/s/ Pete Wissinger               February 25, 2003
----------------------------
Pete Wissinger
Chief Executive Officer

/s/ Michael J. Heid              February 25, 2003
----------------------------
Michael J. Heid
Chief Financial Officer
Executive Vice President

/s/ Robert Caruso                February 25, 2003
----------------------------
Robert Caruso
Senior Vice President
Loan Servicing